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                                                                    Exhibit 23.3


We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 (No.              ) of Fairchild Semiconductor
International, Inc. of our report dated February 24, 1999 relating to the financial statements of the Power Device Business of Samsung Electronics Co., Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Samil Accounting Corporation

August 6, 1999